UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2025

Commission File Number:

Geely Automobile Holdings Limited

(Registrant’s Name)

Room 2301, 23rd Floor, Great Eagle Ctr, 23 Harbour Road

Wan Chai, Hong Kong

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒            Form 40-F ☐

INFORMATION CONTAINED IN THIS FORM 6-K REPORT

This Form 6-K is furnished by Geely Automobile Holdings Limited (“Geely”) to the Securities and Exchange Commission (the “Commission”) using EDGAR Form 8-K12G3 as successor to ZEEKR Intelligent Technology Holding Ltd (“Zeekr”) pursuant to Rule 12g-3 under the Securities Exchange Act of 1934 (“Exchange Act”), as required by Rule 12g-3(f) under the Exchange Act. Upon the furnishing of this Form 6-K to the Commission, a new file number will be generated for the purpose of permitting Geely to file its Form 15F as described below.

On December 22, 2025, Geely and Zeekr completed the merger of Zeekr with Keystone Mergersub Limited (“Merger Sub”), an indirect wholly-owned subsidiary of Geely, pursuant to the previously announced Agreement and Plan of Merger, dated July 15, 2025, by Geely, Zeekr and Merger Sub. As a result of the completion of the merger, Zeekr has become a privately held company and an indirect wholly-owned subsidiary of Geely. As required by Rule 12h-6(h) under the Exchange Act, Geely intends to publish a notice disclosing its intent to terminate its duty, as a successor issuer to Zeekr, to file reports under Section 13(a) and Section 15(d) of the Exchange Act on December 22, 2025, and intends to file Form 15F in connection with such termination on December 22, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 22, 2025

Geely Automobile Holdings Limited

By:	/s/ Gui Sheng Yue
Name:	Gui Sheng Yue
Title:	Director

[Signature Page to 8-K12G3 (on Form 6-K)]